Exhibit 99.1

System1 Announces First Quarter 2023 Financial Results

•Revenue decreased 23% Year-Over-Year to $168 Million
•Gross Profit decreased 19% Year-Over-Year to $35 Million
•Adjusted Gross Profit decreased 17% Year-Over-Year to $48 Million
•GAAP Net Loss of $43 Million
•Adjusted EBITDA of $10.3 Million
•Company Provides Second Quarter 2023 guidance of: $146 Million to $149 Million of Revenue and $17 Million to $19 Million of Adjusted EBITDA

LOS ANGELES, CA – July 3, 2023 – System1, Inc. (NYSE: SST) (“System1” or the “Company”), an omnichannel customer acquisition marketing platform, announced its financial results for the first quarter of 2023.

“We continued to see a declining digital advertising market in Q1, but I am pleased our team successfully navigated through a particularly challenging environment,” said Michael Blend, Co-Founder & Chief Executive Officer. “While revenue and profitability were down year-over-year and sequentially, as expected, our RAMP platform upgrade in 2022 continues to bear fruit. On the subscription side, we increased our customer acquisition spend 23% over the fourth quarter to $32.6 million and ended the quarter with over 2.6 million subscribers. We exited Q1 with regained momentum in our advertising business, and we expect to sustain the growth in our subscription business. Overall, we remain bullish on the remainder of 2023.”

Tridivesh Kidambi, Chief Financial Officer, commented, “Our results highlighted the ability of our platform to generate gross profit dollars no matter the environment. As indicated by our guidance for Q2, our platform continues to prove its ability to scale, and deliver incremental gross profit dollars with an extremely high flow-through rate to our bottom line. Further, we believe that our proven track record to optimally deploy resources and capital against nascent opportunities will remain a competitive advantage both in the near and long-term.”

Explanatory Note of Year-Over-Year Comparisons
For financial reporting purposes, S1 Holdco, LLC has been determined to be the accounting predecessor, and therefore its financial results are presented for all periods prior to the Business Combination with Trebia Acquisition Corp. (subsequently renamed System1) on January 26, 2022. All year-over-year comparisons for the first quarter of 2023 combine results from January 27, 2022 through March 31, 2022 (Successor period) and January 1, 2022 through January 26, 2002 (Predecessor period) in the prior period. Please refer to the tables at the end of this release for further details on financial results for each of the Successor and Predecessor periods in Q1 of 2022.

Exhibit 99.1

First Quarter 2023 Financial Highlights
•Revenue decreased 23% year-over-year to $168 million compared to $219 million in the prior year.
•Gross Profit decreased 19% year-over-year to $35 million.
•Adjusted Gross Profit decreased 17% year-over-year to $48 million compared to $57 million in the prior year.
•Net loss of $43 million, compared to $81 million of net loss in the prior year.
•Adjusted EBITDA decreased 63% year-over-year to $10.3 million compared to $27.6 million in the prior year.

Second Quarter 2023 Guidance
The Company expects for the second quarter of 2023:
•Revenue between $146 million and $149 million.
•Gross Profit between $41.5 million and $43.5 million
•Adjusted Gross Profit between $53 million and $55 million.
•Adjusted EBITDA between $17 million and $19 million.

In reliance on the unreasonable efforts exception for forward-looking information provided under Regulation S-K, the Company is not reasonably able to provide a quantitative reconciliation of Adjusted Gross Profit and Adjusted EBITDA to the most directly comparable GAAP financial measures without unreasonable effort due to uncertainties regarding purchase accounting, stock-based compensation, taxes and other potential adjustments. The variability of these items could have an unpredictable, and potentially significant, impact on the Company’s future GAAP financial results. For the second quarter of 2023, the Company expects interest expense in the range of $12 million to $13 million, depreciation and amortization expense in the range of $27 million to $29 million, and select non-recurring items including Protected.net acquisition bonus accrual expense in the range of $13 million to $14 million, and acquisition and restructuring costs to be in the range of $2.5 million to $4.5 million.

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its filings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of the Company’s acquisitions, dispositions or financings during 2023.

Business Highlights
•Even in a challenged environment, the Company’s RAMP platform acquired one billion sessions to its Owned & Operated properties and increased its margin per session to 39% versus 28% during the same period of last year.
•In March 2023, the Company renewed one of its advertising relationships with Google. The new agreement was renewed under substantially the same terms and has a termination date of March 2025.
•Also in March 2023, the Company won Microsoft Advertising’s Supply Partner of the Year Award for the second consecutive year.
•Added over 300,000 new subscribers to its suite of subscription products year-over-year, with total paying subscribers as of March 31, 2023 at over 2.6 million.

Exhibit 99.1

About System1, Inc.
System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements" within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1’s future results or “guidance” for fiscal year 2022. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the “Risk Factors” and other information included in our registration statements on Form S-4 (including the related proxy statement/prospectus) with respect to the Business Combination with Trebia Acquisition Corp. and on Form S-1, each filed with the Securities and Exchange Commission (the “SEC”), as well as System1’s Form 10-K, Form 8-K and other reports filed with the SEC from time to time. Please refer to these SEC filings for additional information regarding the risks and other factors that may impact System1’s business, prospects, financial results and operating performance following completion of the Business Combination.
Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to grow and manage growth profitably, and retain its key employees; (2) our ability to acquire businesses on acceptable terms and to successfully integrate and recognize anticipated synergies from acquired businesses; (3) use of cash and other available liquidity to grow and invest in our businesses; (4) continued growth of our digital media and subscription offerings; (5) international growth; (6) our ability to develop or introduce new products, services, features and technologies; (7) our liquidity and our ability to repay or refinance our outstanding indebtedness; (8) technology, platform and infrastructure systems capacity, coverage, reliability and security; (9) changes in or recent developments related to applicable laws or regulations (including those concerning data security, consumer privacy and/or information sharing); (10) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and (11) the impact of Covid-19 and other political or societal developments. The foregoing list of factors is not exclusive.
Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Exhibit 99.1

Non-GAAP Measures: Adjusted Gross Profit and Adjusted EBITDA
Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1’s management and board of directors to measure the operational strength and performance of its business, to establish budgets, and to develop operational goals for managing its business. Adjusted Gross Profit (Loss) is defined as gross profit plus depreciation and amortization related to cost of revenues. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expenses, deferred compensation, management fees, minority interest expense, restructuring charges, impairment and certain discrete items impacting a particular segment’s results in a particular period.

System1 believes Adjusted Gross Profit and Adjusted EBITDA are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted Gross Profit and Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1’s industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Adjusted Gross Profit should not be considered a substitute for revenue. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted Gross Profit and Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1’s business. System1’s presentation of Adjusted Gross Profit and Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

Exhibit 99.1

Unaudited Condensed Statements of Operations
(In thousands)

	Successor		Predecessor
	Three Months Ended March 31, 2023	Period from January 27, 2022 through March 31, 2022	Period from January 1, 2022 through January 26, 2022
Revenue	$167,854	$166,108	$52,712
Operating expenses:
Cost of revenue (excluding depreciation and amortization)	120,402	120,384	41,507
Salaries and benefits	38,398	48,198	31,181
Selling, general, and administrative	17,172	15,088	15,665
Depreciation and amortization	29,374	21,928	1,000
Total operating expenses	205,346	205,598	89,353
Operating loss	(37,492)	(39,490)	(36,641)
Other expense:
Interest expense, net	11,451	4,776	1,049
Change in fair value of warrant liabilities	(1,409)	13,761	—
Total other expense	10,042	18,537	1,049
Loss before income tax	(47,534)	(58,027)	(37,690)
Income tax benefit	(4,408)	(14,649)	(629)
Net loss	$(43,126)	$(43,378)	$(37,061)
Net loss attributable to non-controlling interest	(9,174)	(7,309)	—
Net loss attributable to System1, Inc.	$(33,952)	$(36,069)	$(37,061)

Exhibit 99.1

Unaudited Condensed Balance Sheets
(In thousands, except for par values)

	Successor	Successor
	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$8,267	$24,606
Restricted cash, current	7,862	9,074
Accounts receivable	69,319	80,927
Prepaid expenses and other current assets	12,061	11,901
Total current assets	97,509	126,508
Restricted cash, non-current	5,577	5,395
Property and equipment, net	4,469	4,022
Internal-use software development costs, net	8,630	6,948
Intangible assets, net	464,145	492,686
Goodwill	515,591	515,591
Operating lease right-of-use assets	6,050	6,484
Other non-current assets	2,826	2,822
Total assets	$1,104,797	$1,160,456

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,258	$12,068
Accrued expenses and other current liabilities	85,727	95,447
Protected.net incentive plan liability, current	8,755	15,436
Deferred revenue	76,346	70,164
Operating lease liabilities, current	2,195	2,149
Debt, net	15,073	15,021
Total current liabilities	199,354	210,285
Operating lease liabilities, non-current	5,314	5,875
Long-term debt, net	395,704	399,504
Warrant liability	6,389	7,798
Deferred tax liability	35,995	43,355
Protected.net incentive plan liability, non-current	20,037	15,824
Other liabilities	6,326	5,027
Total liabilities	$669,119	$687,668

Stockholders' equity:
Class A common stock - $0.0001 par value; 500,000 shares authorized, 93,147 Class A shares issued and outstanding as of March 31, 2023	$9	$9
Class C common stock - $0.0001 par value; 25,000 shares authorized, 21,513 Class C shares issued and outstanding as of March 31, 2023	2	2
Additional paid-in capital	837,093	829,687
Accumulated deficit	(479,579)	(445,301)
Accumulated other comprehensive income	(479)	(417)
Total shareholders’ equity attributable to System1, Inc.	357,046	383,980
Non-controlling interest	78,632	88,808
Total shareholders’ equity	435,678	472,788
Total liabilities and shareholders’ equity	$1,104,797	$1,160,456

Exhibit 99.1

The following table reconciles net loss to Adjusted EBITDA for the periods presented ($ in millions).

	Successor		Predecessor
	Three months ended March 31, 2023	Period from January 27, 2022 through March 31, 2022	Period from January 1, 2022 through January 26, 2022
Net loss	$(43.1)	$(43.4)	$(37.1)
Plus:
Income tax benefit	(4.4)	(14.6)	(0.6)
Interest expense	11.5	4.8	1.0
Depreciation and amortization	29.4	21.9	1.0
Other expense (benefit)	0.2	1.8	(0.1)
Stock-based compensation & distributions to members	6.4	32.3	23.4
Protected.net acquisition bonus accrual	7.5	—	—
Non-cash revaluation of warrant liability	(1.4)	13.8	—
Acquisition and restructuring costs	4.2	9.9	13.2
Acquisition earnout	—	0.3	—
Adjusted EBITDA	$10.3	$26.8	$0.8

Exhibit 99.1

The following table reconciles Revenue to Gross Profit and Adjusted Gross Profit for the periods presented ($ in millions).

	Successor		Predecessor
	Three months ended March 31, 2023	Period from January 27, 2022 through March 31, 2022	Period from January 1, 2022 through January 26, 2022
Revenue	$167.9	$166.1	$52.7
Less: Cost of revenue (excluding depreciation and amortization)	(120.4)	(120.4)	(41.5)
Less: Depreciation and amortization related to cost of revenue	(12.4)	(8.6)	(5.0)
Gross Profit	35.1	37.1	6.2
Add: Depreciation and amortization related to cost of revenue	12.4	8.6	5.0
Adjusted Gross Profit	$47.5	$45.7	$11.2

Investors:
Brett Milotte
ICR, Inc.
Brett.milotte@icrinc.com